                                  RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                              TYSON FOODS, INC.

     Tyson Foods, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Tyson Foods, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 31, 1986, as amended on March 5, 1987, and further amended on March 1, 1991.

     2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware ("Section 245"), this Restated Certificate of Incorporation restates and integrates the provisions of the Certificate of Incorporation of the Corporation and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation (except for omissions allowed by Section 245).

     3. The Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with Section 245 at a duly held meeting thereof on November 20, 1998.

     4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated without further amendment to read in its entirety as follows:


     FIRST:    The name of the Corporation is Tyson Foods, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City Wilmington, County of New Castle. The name of its registered agent at that address is the Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 1,800,000,000 shares, consisting of 900,000,000 shares of Class A Common Stock, par value $.10 per share (the "Class A Stock"), and 900,000,000 shares of Class B Common Stock, par value $.10 per share (the "Class B Stock").

     The relative rights, preferences and limitations of each class of Common Stock are as follows:






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
I.   Class A Stock and Class B Stock

      A. Dividends. Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that no cash dividend shall be declared and paid on the Class B Stock unless (i) a cash dividend is simultaneously declared and paid on the Class A Stock and
(ii) the per share amount of such dividend declared and paid on the Class B Stock does not exceed 90% of the per share amount of the dividend declared and paid on the Class A Stock. In the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions of stock of the Corporation which occur after the initial issuance of shares of Class B Stock by the Corporation, such distributions or divisions shall be in the same proportion with respect to each class of stock, but only shares of Class A Stock shall be distributed with respect to Class A Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock. In the case of any combination or reclassification of Class A Stock, the shares of Class B Stock shall also be combined or reclassified so that the relationship between the number of shares of Class B Stock and Class A Stock outstanding immediately following such combination or reclassification shall be the same as the relationship between the Class B Stock and the Class A Stock immediately prior to such combination or reclassification.

     B.   Voting.

          (1) At every meeting of the shareholders, every holder of Class A Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Stock standing in his name on the transfer books of the Corporation, and every holder of Class B Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation.

           (2) Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Class A Stock and of Class B Stock entitled to vote, each voting separately as a class.

           (3) No shareholder shall have the right to cumulate votes in the election of directors.

           (4) Except as may be otherwise required by law or this Certificate of Incorporation, the holders of Class A Stock and Class B Stock shall vote together as a single class.

     C.   Transfer.

           (1) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean:

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

                (a) With respect to a Class B Holder who is a natural person,

                    (i) The spouse of such Class B Holder, any lineal descendant of an ancestor of such Class B Holder which ancestor was born on or after January 1, 1905, and any spouse of such a lineal descendant;

                    (ii) The trustee of a trust (including a voting trust) principally for the benefit of such Class B holder and/or one or more of his or her Permitted Transferees described in this clause C.(1)(a);

                    (iii) Any organization described in Section 170(c) of the Internal Revenue Code, as it may from time to time be amended (the "Code") or any split-interest trust described in
               Section 4947 of the Code (hereinafter called a "Charitable Organization");

                    (iv) A corporation, a majority of the beneficial ownership of outstanding capital stock of which entitled to vote for the election of directors is owned by, or a partnership a majority of the beneficial ownership of the partnership interests of which entitled to participate in the management of the partnership are held by, such Class B holder or his or her Permitted Transferees determined under this clause C.(1)(a), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Class A Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Stock; and

                       (v)   The   executor,   administrator   or   personal
               representative of the estate of such Class B Holder or the Guardian of the estate of such Class B Holder.

               (b) In the case of a Class B Holder holding shares of Class B Stock as trustee pursuant to a trust (other than a Charitable Organization or a trust described in clause (c) below), "Permitted Transferee" means (i) any person transferring Class B Stock to such trust and (ii) any Permitted Transferee of any such transferor determined pursuant to clause C.(1)(a) above.

               (c) In the case of a Class B Holder holding shares of Class B Stock as trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the record date for determining the persons to whom such shares of Class B Stock are first issued by the Corporation, "Permitted Transferee" means (i) any

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
          person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (ii) any Permitted Transferee of any such person determined pursuant to clause C.(1)(a) above.


               (d) In the case of a Class B Holder that is a Charitable Organization holding record and beneficial ownership of the amount of shares of Class B Stock in question, "Permitted Transferee" means (i) any person transferring such amount of shares of Class B Stock to such Charitable Organization and (ii) any Permitted Transferee of such transferor as determined under clause C.(1)(a) above.

               (e) In the case of a Class B Holder that is a trustee of a thrift or profit sharing plan acquiring record ownership of shares of Class B Stock for the benefit of participants in such thrift or profit sharing plan upon its initial issuance by the Corporation, "Permitted Transferee" means (i) the employee for whose account such shares of Class B Stock are held by such trustee and (ii) any "Permitted Transferee" of such employee as determined under clause C.(1)(a) above.

               (f) In the case of a Class B Holder that is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of shares of Class B Stock upon its initial issuance by the Corporation, "Permitted Transferee" means (i) any partner of such partnership, or shareholder of such corporation, on the record date for determining the persons to whom such shares of Class B Stock are first issued by the Corporation, (ii) any person transferring shares of Class B Stock to such corporation or partnership, and (iii) any Permitted Transferee of any such person, partner, or shareholder referred to in subclauses (i) and (ii) of this clause (f), as determined under clause C.(1)(a) above.

                (g) In the case of a Class B Holder that is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (f) above) holding record and beneficial ownership of shares of Class B Stock, "Permitted Transferee" means (i) any person transferring shares of Class B Stock to such corporation or partnership and (ii) any Permitted Transferee of any such transferor as determined under clause C.(1)(a) above.

               (h) In the case of a Class B Holder that is the executor, administrator, personal representative or guardian of the estate of a deceased Class B Holder, or that is the trustee or receiver of the estate of a bankrupt or insolvent Class B Holder, which holds record or beneficial ownership of the shares of Class B Stock, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (a), (b), (c), (d), (e), (f) or (g) above, as the case may be.

       (2) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section C. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Stock, as the pledgee may elect.


     (3)  For purposes of this Section C.:

               (a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

               (b) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

               (c) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

               (d) Unless otherwise specified, the term "person" means both natural persons and legal entities.

               (e) Without derogating from the election conferred upon the Corporation pursuant to subclause (iv) of clause C.(1)(a) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner; and each reference to a trustee shall include any successor trustee.

      (4) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Class A Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

      (5) Except as provided above, shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Section C.

     D.   Conversion Rights.

       (1) Subject to the terms and conditions of this Section D, each share of Class B Stock shall be convertible at any time or from time to time at the option of the respective holders thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Class A Stock. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Class A Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Class A Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above) which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this Section D, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Class A Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Stock to which he shall be entitled as aforesaid. Subject to the provision of subsection (3) of this Section D, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Class A Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Class A Stock on such date.

          (2) The issuance of certificates for shares of Class A Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

          (3) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

          (4) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Class A Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of shares of Class A Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Stock which shall be issued upon conversion of the shares of Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights. All shares of Class A Stock acquired in exchange for shares of Class B Stock and all shares of Class B Stock converted into Class A Stock shall be cancelled and restored to the status of authorized but unissued shares of Class A Stock or Class B Stock, as the case may be.

            (5) At any time when the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Class A Stock, then the outstanding shares of Class B Stock shall be converted into shares of Class A Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Stock.

     E.   Liquidation Rights.

     In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Stock and the holders of Class B Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section E.

     F.   Preemptive Rights.

     Subject to any conversion rights of the holders of Class B Stock, no holder of either Class A Stock or Class B Stock of the Corporation shall be entitled as of right to subscribe for or receive any part of the authorized stock of the Corporation or any part of any new, additional or increased issues of stock of any class or of any obligations convertible into any class or classes of stock, but the Board of Directors may, without offering any such shares of stock or obligations convertible into stock to shareholders of any class, issue and sell or dispose of the sale to such persons and for such considerations permitted by law as it may from time to time in its absolute discretion determine.

     FIFTH:     I.    All  corporate  powers of  the  Corporation  shall  be
exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law.

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

          (i) to fix, abolish, determine and vary from time to time the amount or amounts to be set apart as reserves,

          (ii) to adopt, amend and repeal Bylaws of the Corporation;

          (iii) to authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation;

            (iv) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any shareholder; and no shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or bylaw or as authorized by resolution of the shareholders or Board of Directors;

          (v) to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or of any committee thereof and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation;

          (vi) from time to time to formulate, establish, promote, and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains, or business of the Corporation or any branch or division thereof, as part of the Corporation's legitimate expenses, and/or for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability or unemployment, education, housing, social services, recreation, or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine; and

          (vii)      to  authorize  the  guaranty  by  the  Corporation   of
     securities,  evidences  of  indebtedness,  and  obligations  of   other
     persons, firms, associations and corporations.

     II. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any such action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by shareholders which shall impair or impede the implementation of the foregoing.

     SIXTH: To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     SEVENTH: Meetings of shareholders may be held within or without the State of Delaware, as the Corporation's Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     TENTH:     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

     ELEVENTH: Elections of directors at an annual or special meeting of the shareholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by R. Read Hudson, its authorized officer this 14th day of December, 1998.


                                   TYSON FOODS, INC.


                                   __________________________
                                   By:  R. Read Hudson
                                   Title:  Secretary


































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